                                                                     EXHIBIT 4.9
                                    FORM OF

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               USWEB CORPORATION,

                       USWEB ACQUISITION CORPORATION 121

                                      AND

                          GRAY PEAK TECHNOLOGIES, INC.

                                      AND

                          CERTAIN OF ITS SHAREHOLDERS

                            DATED AS OF MAY 13, 1998

                               TABLE OF CONTENTS

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ARTICLE I  THE MERGER..........................................   1

        1.1   The Merger.......................................   1
        1.2   Effective Time...................................   2
        1.3   Effect of the Merger.............................   2
        1.4   Certificate of Incorporation; Bylaws.............   2
        1.5   Directors and Officers...........................   2
        1.6   Definitions; Effect of Merger on the
              Capital Stock of the Constituent Corporations....   2
        1.7   Surrender of Certificates........................   6
        1.8   No Further Ownership Rights in Company Capital
              Stock............................................   7
        1.9   Lost, Stolen or Destroyed Certificates...........   7
        1.10  Parent Common Stock..............................   8
        1.11  Tax Consequences.................................   8
        1.12  Taking of Necessary Action; Further Action.......   8
        1.13  Dissenting Shares................................   8

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE
              COMPANY, THE PRINCIPAL SHAREHOLDERS AND
              THE COMPANY SHAREHOLDERS.........................   9

        2.1   Organization of the Company......................   9
        2.2   Company Capital Structure........................   9
        2.3   Subsidiaries; Predecessors.......................  10
        2.4   Authority........................................  10
        2.5   No Conflict......................................  10
        2.6   Consents.........................................  11
        2.7   Company Financial Statements.....................  11
        2.8   No Undisclosed Liabilities.......................  11
        2.9   No Changes.......................................  11
        2.10  Tax Matters......................................  13
        2.11  Restrictions on Business Activities..............  14
        2.12  Title to Properties; Absence of Liens and
              Encumbrances; Condition of Equipment.............  15
        2.13  Intellectual Property............................  15
        2.14  Agreements, Contracts and Commitments............  18
        2.15  Interested Party Transactions....................  19
        2.16  Governmental Authorization.......................  20
        2.17  Litigation.......................................  20
        2.18  Accounts Receivable..............................  20
        2.19  Minute Books.....................................  20
        2.20  Environmental Matters............................  20
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                           TABLE OF CONTENTS, CONT.

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        2.21  Brokers' and Finders' Fees; Third Party
              Expenses.........................................  21
        2.22  Employee Benefit Plans and Compensation..........  21
        2.23  Insurance........................................  24
        2.24  Compliance with Laws.............................  24
        2.25  Warranties; Indemnities..........................  24
        2.26  Complete Copies of Materials.....................  24
        2.27  Company Business Plan............................  24
        2.28  Backlog Report...................................  24
        2.29  Company Shareholder Certificate..................  25
        2.30  Form S-4 Prospectus..............................  25
        2.31  Representations Complete.........................  25
        2.32  Opinion of Financial Advisors....................  25

ARTICLE III....................................................  25

        3.1   Organization, Standing and Power.................  25
        3.2   Capital Structure................................  25
        3.3   Authority........................................  26
        3.4   No Conflict......................................  26
        3.5   Consents.........................................  26
        3.6   Parent Financial Statements......................  27
        3.7   SEC Filings......................................  27
        3.8   Brokers' and Finders' Fees.......................  27
        3.9   Complete Copies of Materials.....................  27
        3.10  Opinion of Financial Advisors....................  27
        3.11  No Changes.......................................  27
        3.12  Consideration....................................  28

ARTICLE IV    CONDUCT PRIOR TO THE EFFECTIVE TIME..............  28

        4.1   Conduct of Business of the Company...............  28
        4.2   No Solicitation..................................  31

ARTICLE V     ADDITIONAL AGREEMENTS............................  31

        5.1   Additional Agreements............................  31
        5.2   Confidentiality..................................  31
        5.3   Expenses.........................................  32
        5.4   Post-Closing Employment of Company Employees.....  32
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                           TABLE OF CONTENTS, CONT.

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        5.5   Access to Information............................  33
        5.6   Consents.........................................  34
        5.7   FIRPTA Compliance................................  34
        5.8   Best Efforts.....................................  34
        5.9   Notification of Certain Matters..................  34
        5.10  Tax-Free Reorganization..........................  34
        5.11  Employee Plans...................................  34
        5.12  No Solicitation of Employees.....................  35
        5.13  "Market Stand-Off" Agreement.....................  35
        5.14  Employment Agreements............................  35
        5.15  Request for Registration.........................  35
        5.16  Conversion of Preferred Stock....................  35

ARTICLE VI    CONDITIONS TO THE MERGER.........................  35

        6.1   Conditions to Obligations of Each Party to
              Effect the Merger................................  35
        6.2   Additional Conditions to Obligations of
              Shareholders Company and the Company.............  36
        6.3   Additional Conditions to the Obligations of
              Parent and Sub...................................  37

ARTICLE VII   SURVIVAL OF REPRESENTATIONS AND
              WARRANTIES; ESCROW...............................  38

        7.1   Survival of Representations and Warranties.......  38
        7.2   Escrow Arrangements; Set-off.....................  39
        7.3   Indemnity........................................  43
        7.4   Exclusive Remedy.................................  47

ARTICLE VIII  TERMINATION, AMENDMENT, WAIVER AND CONSENT TO
              STOCKHOLDER ACTION...............................  47

        8.1   Termination......................................  47
        8.2   Effect of Termination............................  48
        8.3   Amendment........................................  48
        8.4   Extension; Waiver................................  48
        8.5   Stockholder Consent..............................  48

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                           TABLE OF CONTENTS, CONT.

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ARTICLE IX    GENERAL PROVISIONS...............................  49

        9.1   Notices..........................................  49
        9.2   Interpretation...................................  50
        9.3   Counterparts.....................................  50
        9.4   Entire Agreement; Assignment.....................  50
        9.5   Severability.....................................  50
        9.6   Other Remedies...................................  50
        9.7   Governing Law....................................  50
        9.8   Rules of Construction............................  51
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

                               INDEX OF EXHIBITS



EXHIBIT        DESCRIPTION
-------        -----------

Exhibit A      Principal Shareholders

Exhibit B      Company Shareholders

Exhibit C      Surviving Corporation Officers and Directors

Exhibit D      Company Capitalization Table

Exhibit E      Principal Employees

Exhibit F      Schedule of Exceptions

Exhibit G      Company Financial Statements

Exhibit H      Requested Documentation

Exhibit I      Company Business Plan

Exhibit J      Form of Company Shareholder Certificate

Exhibit K      New Employee Option Grants

Exhibit L      Form of Option Agreement

Exhibit M      Performance Bonuses

Exhibit N      Registration Rights

Exhibit O      Company Tax Certificate

Exhibit P      Parent Tax Certificate

                      AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of May 13, 1998 (the "Agreement Date") among USWeb Corporation,
                                      --------------
a Delaware corporation ("Parent"), USWeb Acquisition Corporation 121, a Delaware
                         ------
corporation and a wholly owned subsidiary of Parent ("Sub"), Gray Peak
                                                      ---
Technologies, Inc., a Delaware corporation (the "Company"), the individuals and
                                                 -------
entities listed on Exhibit A attached hereto (collectively the "Principal
                   ---------                                    ---------
Shareholders" and individually a "Principal Shareholder") and the individuals
------------                      ---------------------
and entities listed on Exhibit B attached hereto (collectively the "Company
                       ---------                                    -------
Shareholders" and individually a "Company Shareholder") which include all
------------                      -------------------
Principal Shareholders.


                                    RECITALS

     A. The Boards of Directors of each of Parent, Sub and the Company believe that it is in the best interests of their respective companies and their respective shareholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and, in furtherance
                                              ------
thereof, have approved the Merger, with the Company being the surviving entity after the Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company and all outstanding options, warrants and other rights to receive shares of the Company's capital stock shall be converted into the right to receive shares of Common Stock of Parent.

     C. Parent, Sub, the Company and the Company Shareholders desire to make certain representations, warranties and covenants in connection with the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein, and for other good and valuable consideration, the parties to this Agreement agree as follows:


                                   ARTICLE I

                                   THE MERGER

      1.1 The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to the conditions and upon the terms set forth in this Agreement and the applicable laws of the State of Delaware, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving entity and as a wholly owned subsidiary of Parent. The Company, as the surviving entity after the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation."
                                      ---------------------

      1.2 Effective Time.  Unless this Agreement is terminated earlier pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five
business days following the satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is the "Closing Date." On the Closing Date, the parties to this
               ------------
Agreement shall cause the Merger to be consummated by submitting for filing a Certificate of Merger with the Secretary of State of Delaware, in accordance with the relevant provisions of Delaware law (the time of the effectiveness of such filing with the Secretary of State of Delaware is the "Effective Time").
                                                            --------------

      1.3 Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided by the applicable laws of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all assets, property, rights, privileges, powers and franchises of Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and obligations of Sub and the Company shall become the debts, liabilities and obligations of the Surviving Corporation.

      1.4 Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until properly amended.

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until properly amended.

      1.5 Directors and Officers.   The director(s) and officer(s) of Sub as set
          ----------------------
forth on Exhibit C hereto shall be the initial director(s) and officer(s) of the
         ----------
Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

      1.6 Definitions; Effect of Merger on the Capital Stock of the Constituent
          ---------------------------------------------------------------------
Corporations.
------------

          (a) Certain Definitions.  For all purposes of this Agreement, the
              -------------------
following terms shall have the following meanings:

               "Balance Sheet Date" shall be April 30, 1998.
                ------------------

               "Closing Date Balance Sheet" shall mean the estimated unaudited
                --------------------------
balance sheet of the Company dated the Closing Date which shall be prepared in accordance with USGAAP (except that such unaudited balance sheet need not contain the footnotes required by USGAAP) and prepared on a consistent basis in good faith and based on reasonable assumptions.

               "Collar Amount." In the event that the Initial Price is greater
                -------------
than $20.00, the Collar Amount shall mean the absolute dollar value of the difference between the Initial Price and $20.00; provided that the Collar
                                                 --------
Amount shall not exceed $5.00. In the event that the Initial Price is equal to or less than $20.00, the Collar Amount shall equal zero.

               "Company Capital Stock" shall mean shares of (i) Company
                ---------------------
Common Stock, and (ii) Company Preferred Stock, exclusive of shares of Company Capital Stock issuable upon exercise of Company Options.

               "Company Common Stock" shall mean the Common Stock, par value
                --------------------
$0.01 per share, of the Company.

               "Company Options" shall mean all options, warrants and other
                ---------------
rights to acquire or receive Company Capital Stock issued and outstanding immediately prior to the Effective Time (whether or not vested or exercisable), excluding all shares of Company Preferred Stock.

               "Company Preferred Stock" shall mean the Company Series A Stock
                -----------------------
and the Company Series B Stock.

               "Company Series A Stock" shall mean the Series A Convertible
                ----------------------
Preferred Stock, par value $0.01 per share, of the Company, the terms of which are set forth in the Company's Certificate of Designation of the Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock.

               "Company Series B Stock" shall mean the Series B Convertible
                ----------------------
Preferred Stock, par value $0.01 per share, of the Company, the terms of which are set forth in the Company's Certificate of Designation of the Powers, Preferences and Other Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock.

               "Exchange Ratio" shall be equal to the quotient obtained by
                --------------
dividing (i) the Merger Shares (as defined below) by (ii) the sum of (A) the total number of shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time, and (B) the total number of Company Options.

               "Exercise Amount" shall mean the aggregate exercise price of all
                ---------------
Company Options measured in dollars without regard to whether a cashless exercise is available (whether or not such Company Options are exercised or are subject to exercise prior to or after the Closing Date).

               "Final Price" shall mean the average closing sale price of Parent
                -----------
Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending on the second business day prior to the later of
(i) the Closing Date or (ii) the sixty (60) day anniversary of the Agreement Date (the "Adjustment Date").
           ---------------

               "Merger Shares" means that number of shares of Parent Common
                -------------
Stock equal to the quotient obtained by dividing the Total Consideration by the Final Price; provided, however, that if the Final Price is less than the
                 --------  -------
closing sale price of Parent Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending on the second business day prior to the Agreement Date (the "Initial Price") minus the Collar Amount
                                      -------------
(as adjusted as provided in paragraph (e) below) (the "Minimum Price"), the
                                                       -------------
Merger Shares shall be determined by dividing the Total

Consideration by the Minimum Price; provided further, that if the Final Price
                                    ----------------
is more than the Initial Price plus the Collar Amount (as adjusted as provided in paragraph (e) below) (the "Maximum Price"), the Merger Shares shall be
                              -------------
determined by dividing the Total Consideration by the Maximum Price.

               "Parent Common Stock" shall mean shares of the Common Stock, par
                -------------------
value $.001 per share, of Parent.

               "Total Consideration" shall mean an amount equal to $100 million,
                -------------------
minus (i) the amount by which Estimated Third Party Expenses exceed $500,000,
-----
minus (ii) the aggregate amount of any Losses relating to the Healy Action (as
-----
such terms are defined in Section 7.3(a) hereof) existing on the Closing Date,

minus (iii) $510,000, plus (iv) the Exercise Amount.
-----                 ----

               "USGAAP" shall mean U.S. generally accepted accounting principles
                ------
applied on a basis consistent with prior periods.

      (b) Effect on Capital Stock.  At the Effective Time, by virtue of the
              -----------------------
Merger and without any action on the part of Sub, the Company or the Company Shareholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in Section 1.7(c), a fraction of a share of Parent Common Stock equal to the Exchange Ratio; provided, however, that at the Effective Time, each
                       --------  -------
Company Shareholder shall receive only ninety percent (90%) of the number of shares of Parent Common Stock (rounding down to the nearest whole share) issuable pursuant to this subsection (b) as if the Exchange Ratio were calculated by using the Maximum Price as of the Closing Date; provided, further,
                                                              --------  -------
that at the Adjustment Date, each Company Shareholder shall receive such additional number (if any) of shares of Parent Common Stock as shall be equal to the Adjustment Amount. The "Adjustment Amount" means (i) the number of shares of Parent Common Stock issuable to such Company Shareholder as if the Exchange Ratio were calculated on the Adjustment Date, minus (ii) the number of shares of
                                              -----
Parent Common Stock actually issued to such Company Shareholder on the Closing Date pursuant to this subsection (b).

      (c) Company Stock and Stock Options.
              -------------------------------

          (i) Principal Employee Stock.  Fifty percent (50%) of all shares of
              ------------------------
Parent Common Stock received by Principal Employees (as such term is defined in subsection (ii) below) pursuant to this Agreement (the "Restricted Shares") shall be subject to repurchase by Parent at a price per share equal to the original purchase price paid by such Principal Shareholder for Company Capital Stock (after adjusting such purchase price pursuant to the Exchange Ratio) (the "Repurchase Right"). So long as the Principal Employee remains an employee or consultant of Parent or its affiliates, and unless otherwise agreed in writing between Parent and such Principal Employee, the Repurchase Right will lapse with respect to one-third (1/3) of the Restricted Shares on the one (1) year anniversary of the Effective Time and will lapse monthly thereafter with respect to one-thirty-sixth (1/36th) of the Restricted Shares. Each Restricted Share certificate shall bear a legend stating that such Restricted Share is subject to repurchase by Parent and such certificates shall be held in escrow by the Secretary of the

Company until the lapse of the Repurchase Right (with such Restricted Shares to be released from escrow as the Repurchase Right lapses).

          (ii)  Assumption of Company Options.  At the Effective Time, each
                -----------------------------
Company Option under the Company's 1997 Stock Option Plan  (the "Option Plan")
                                                                 -----------
or otherwise (whether or not vested or exercisable), will, in connection with the Merger, be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions, excluding exercisability, as set forth in the Option Plan and as provided in the respective option agreements in effect immediately prior to the Effective Time; except that (A) exercisability of the option shall be, at the
                ------
election of the option holder made on or before the Closing Date, either (1) unchanged from the exercisability schedule under the Company Option, or (2) initially exercisable as to one-sixtieth (1/60th) of the total option grant for each full month that the option holder was employed by the Company (up to a maximum of fifty percent (50%) and as to one-thirty-sixth (1/36th) of the
                               ---
unexercisable portion of the option on each monthly anniversary of the Effective Time (so long as the optionee shall remain an employee or consultant of the Parent or its affiliate or as otherwise provided in Parent's option plan), (B) the option shall be for that number of whole shares of Parent Common Stock equal to the product obtained by multiplying the number of shares of Company Capital Stock that were issuable upon exercise in full of such assumed Company Option immediately prior to the Effective Time and after adjustment by the Exchange Ratio (rounded down to the nearest whole share of Parent Common Stock), (C) the per share exercise price (the "Exercise Price") for the shares of Parent Common
                               --------------
Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient obtained by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time and after adjustment by the Exchange Ratio (rounded up to the nearest whole cent) and (D) if such Company Option was held by a Principal Employee (as such term is defined below) prior to the Effective Time (the

"Principal Options"), then each such assumed Principal Option shall be
------------------
immediately exercisable at the Effective Time with respect to fifty percent (50%) of the shares subject to such assumed Principal Option and shall thereafter, so long as such Principal Employee shall remain an employee or consultant of Parent or its affiliate (except as otherwise provided in Parent's option plan), become exercisable as to one-third (1/3) of the remaining shares subject to such option on the date 12 months subsequent to the Effective Time and to an additional one-thirty-sixth (1/36) of the remaining shares on each monthly anniversary of the Effective Time thereafter. The Principal Options shall be subject to such additional terms as are set forth in the employment agreements to be entered into among Parent, Sub and the individuals set forth on

Exhibit E hereto (the "Principal Employees").
---------              -------------------

          (iii)  Assumption Agreement.  Promptly following the Effective
                 --------------------
Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

      (d) Capital Stock of Sub.  Each share of Common Stock, $.001 par value
          --------------------
per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.001 par value per share, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustment to Parent Common Stock.  The number of shares of Parent
              ---------------------------------
Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof.

          (f) Fractional Shares.  No fractional share of Parent Common Stock
              -----------------
shall be issued in the Merger.

      1.7 Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  Parent's transfer agent, Chase Mellon Shareholder
              --------------
Services, shall serve as the exchange agent (the "Exchange Agent") in connection
                                                  --------------
with the Merger.

          (b) Parent to Provide Common Stock.  Promptly after the Effective Time
              ------------------------------
or, as the case may be, the Adjustment Date (but in no event later than two business days after the Effective Time or, as the case may be, the Adjustment
Date), Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the number of shares of Parent Common Stock issuable pursuant to Section 1.6(b) in exchange for outstanding shares of Company Capital Stock; provided, however, that on behalf of the Company
                       --------  -------
Shareholders, Parent shall deposit the Escrow Amounts into the Escrow Fund (as such terms are defined in Section 7.2(a) below).

          (c) Exchange Procedures.  Promptly after the Effective Time or, as the
              -------------------
case may be, the Adjustment Date (but in no event later than two business days after the Effective Time or, as the case may be, the Adjustment Date), the Surviving Corporation shall cause to be mailed to each Company Shareholder (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which
                                                 ------------
immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive Parent Common Stock pursuant to Section 1.6(b), shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent or the Exchange Agent may reasonably specify), and (ii) instructions for effecting the surrender of the Certificates in exchange for Parent Common Stock pursuant to Section 1.6(b). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall receive in exchange therefor a certificate representing the number of shares of Parent Common Stock issuable to such Company Shareholder pursuant to Section 1.6(b) (less the number of shares of Parent Common Stock (1) to be deposited in the Escrow Fund and (2) subject to a Repurchase Right) and the Certificate so surrendered shall be canceled. Within two business days after the Effective Time or, as the case may be, the Adjustment Date, and subject to and in accordance with the provisions of
Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Section 7.2(a) below) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount. Such consideration shall be beneficially owned by the holders on whose behalf such consideration was deposited in the Escrow Fund and shall be available to satisfy obligations to Parent and Sub under Section 7.3. Until surrendered to the Exchange Agent, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and voting, to evidence only the right to receive shares of Parent Common Stock pursuant to Section 1.6(b) hereof.

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable upon conversion of the shares of Company Capital Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership.  If any certificate for shares of Parent
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Sub or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or have established to the satisfaction of Sub or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.8 No Further Ownership Rights in Company Capital Stock.  All shares of
          ----------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.9 Lost, Stolen or Destroyed Certificates.   In the event any
          ---------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6(b); provided, however,
                                                            --------  -------
that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Sub or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Parent Common Stock.  The shares of Parent Common Stock issued in
           -------------------
connection with the Merger have been registered on Registration Statement on Form S-4, as amended, under the Securities Act of 1933, as amended (the

"Securities Act").  Such shares may not be transferred or resold except in
---------------
compliance with the terms of this Agreement, the Securities Act and the regulations promulgated under the Securities Act. Neither the Company nor any of the Company Shareholders shall discuss the proposed Merger with any person or entity that holds Company securities without first delivering to such person or entity a copy of the prospectus contained in Parent's Registration Statement on Form S-4, as amended. Neither the Company nor any of the Company Shareholders will make any statements or take any actions that could reasonably be construed as an offer on behalf of Parent or Sub to sell Parent Common Stock without the prior written consent of Parent.

      1.11 Tax Consequences.  It is intended by the parties to this Agreement
           ----------------
that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Each party
                                                           ----
has consulted its own tax advisors with respect to the tax consequences of the Merger.

      1.12 Taking of Necessary Action; Further Action.  If, at any time after
           ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Sub and the Company, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action. On and after the Closing Date, subject to the rights of any party pursuant to Article VIII hereof, each party to this Agreement will make a good faith effort to obtain all necessary approvals for completion of the transactions contemplated hereby.

      1.13 Dissenting Shares.
           -----------------

           (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be
                                            -----------------
converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

           (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
            THE PRINCIPAL SHAREHOLDERS AND THE COMPANY SHAREHOLDERS

     The Company and the Company Shareholders hereby, severally and not jointly, represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in Exhibit F attached hereto (referencing the appropriate
                          ---------
section and paragraph numbers), as follows:

      2.1 Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects (referred to as a "Material Adverse Effect") of the
                                              -----------------------
Company. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent. Exhibit F
                                                                  ---------
lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

      2.2 Company Capital Structure.
          -------------------------

          (a) The capital stock of the Company consists of Common Stock and Preferred Stock as follows: (i) 16,000,000 shares are authorized as Common Stock, of which 2,012,500 shares are issued and outstanding, and (ii) 6,642,500 shares are authorized as Preferred Stock, of which 2,525,000 shares of Series A Stock are issued and outstanding and 4,117,500 shares of Company Series B Stock are issued and outstanding. There are no other classes or series of capital stock of the Company of any kind outstanding or issuable. The Company Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth on Exhibit D. All outstanding shares of Company Capital Stock are duly
         ---------
authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation, Certificate of Designation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

      2.3 Subsidiaries; Predecessors.  The Company does not have any subsidiary
          --------------------------
or affiliated company and does not otherwise own any shares of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company has never had any subsidiary or affiliated company and has never otherwise owned shares of or any interest in or controlled, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company has no predecessor in interest.

      2.4 Authority.  The Company and each of the Company Shareholders has all
          ---------
requisite power and authority to enter into this Agreement and all other agreements required by the terms hereof to be entered into by the Company or such Company Shareholder (the "Company Ancillary Agreements") and to consummate
                               ----------------------------
the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and the Company Shareholders. Any Company Shareholder that is a natural person or business entity other than a corporation has all requisite legal authority and power, without approval from any other person or entity, to execute and deliver this Agreement and the Company Ancillary Agreements and consummate the transactions contemplated hereby and thereby without any further action by such Company Shareholder. This Agreement and the Company Ancillary Agreements have been duly executed and delivered by the Company and the Company Shareholders and, assuming the due authorization, execution and delivery by Parent and Sub, constitute the valid and binding obligations of the Company and the Company Shareholders, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

      2.5 No Conflict.  The execution and delivery of this Agreement and the
          -----------
Company Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a

"Conflict") (i) any provision of the Certificate of Incorporation and Bylaws of
---------
the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of the Company Shareholders or any of their properties or assets are subject, or
(iii) to the knowledge of the Company or any Company Shareholder, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of the Company Shareholders or any of their properties or assets.

      2.6 Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with (i) any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity")
                                                   -------------------
including, without limitation, the pre-merger notification requirements of the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or (ii) any third party, including a
                                 -------
party to any agreement with the Company or any Company Shareholder (so as not to trigger any Conflict), is required by or with respect to the Company or any Company Shareholder in connection with the execution and delivery of this Agreement or the Company Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, except for (1) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (2) the filing of the Agreement of Merger with the Secretary of State of Delaware.

      2.7 Company Financial Statements.  Exhibit G sets forth certain unaudited
          ----------------------------   ---------
financial statements of the Company as of April 30, 1998 (the "Company
                                                               -------
Financials").  The Company Financials have been prepared in accordance with
----------
USGAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly in all material respects the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end adjustments, which will not be material in amount or significance. The Company's most recent balance sheet included in the Company Financials shall be referred to as the "Balance Sheet."
--------------

      2.8 No Undisclosed Liabilities.  The Company has no material liability,
          --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with USGAAP), except as reflected in the Balance Sheet, or incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date.

      2.9 No Changes.  Since the Balance Sheet Date, there has not been,
          ----------
occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $250,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g) revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person; except in the ordinary course of business and consistent
                    ------
with past practice, exclusive of the Principal Employees;

          (j) any agreement, contract, lease or commitment (each a "Company
                                                                    -------
Agreement") or any extension or modification of the terms of any Company
---------
Agreement which (i) involves the payment of greater than $50,000 per annum or which extends for more than one year, (ii) involves any payment or obligation to any affiliate of the Company other than in the ordinary course of business as conducted on that date and consistent with past practices, or (iii) involves the sale of any material assets;

          (k) sale, lease, license or other disposition of any of the assets or properties of the Company, or any creation of any security interest in such assets or properties except in the ordinary course of business as conducted on that date and consistent with past practices;

          (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others; except for the incurrence of trade debt and advances
                           ------
to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (o) to the knowledge of the Company or any Company Shareholder, the commencement or notice or threat of commencement of any lawsuit or proceeding against, or investigation of, the Company or its affairs;

          (p) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.13 below) or notice of infringement by the Company of any third party's Intellectual Property rights;

          (q) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities; except for (1)
                             ------
securities issued in connection with the exercise of Company Options and the conversion of any Preferred Stock and (2) options granted pursuant to Section 4.1(l);

          (r) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.13 below) to the Company;

          (s) any event or condition of any character that has or may have a Material Adverse Effect on the Company; or

          (t) agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.10 Tax Matters.
          -----------

          (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
              -------------------                                        ---
or, collectively, "Taxes," means (i) any and all federal, state, local and
                   -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) The Company as of the Closing Date will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign income tax and other returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or
                         -------
attributable to the Company or its operations, and such Returns are (or, if filed hereafter, will be) true and correct in all material respects.

               (ii) The Company as of the Closing Date (A) will have paid or accrued all Taxes it is required to pay or accrue as shown on the Returns and
(B) will have withheld and timely remitted with respect to its employees all income taxes and other Taxes required to be withheld and remitted.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company, is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with USGAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

               (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns filed for all years as to which any applicable statute of limitations has not expired.

               (vii) There is no mortgage, pledge, security interest or lien or other encumbrance (each a "Lien") of any sort on the assets of the Company the
                           ----
relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

               (viii) The Company and the Company Shareholders have no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on any material assets of the Company.

               (ix) There is not currently and as of the Closing Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under Sections 162, 280G or 404 of the Code.

               (x) The Company is not a party to a tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

               (xi) The Company uses the accrual method of accounting for income tax purposes and its tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

     2.11 Restrictions on Business Activities.   There is no agreement
          -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any Company Shareholder is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. The Company has not entered into any agreement under which the Company is restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12 Title to Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment.
---------

          (a) The Company does not own any real property, nor has it ever owned any real property. Exhibit F sets forth a list of all real property currently
                    ---------
leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or in Exhibit F and except for liens for taxes not yet due and
                 ---------
payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) Exhibit F lists all material items of equipment (the "Equipment")
              ---------                                             ---------
owned or leased by the Company and such Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to Company's current and former customers (the "Customer Information"). Other than
                                             --------------------
normal rights of Company's customers to their own information, no third party possesses any claims or rights with respect to use of the Customer Information.

     2.13 Intellectual Property.
          ---------------------

          (a) For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all
           ---------------------
rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

          "Intellectual Property of Company" shall mean any Intellectual
           --------------------------------
Property that: (i) is owned by or exclusively licensed to the Company, or (ii) which is necessary to the operation of the Company (including the design, manufacture and use of the products or performance of the services of the Company) as it currently is operated or is reasonably anticipated to be operated in the future, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an exclusive
                        ------------------
assignment or license in favor of clients of the Company.

          (b) Exhibit F lists all of Company's United States and foreign: (i)
              ---------
patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of Company that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government or other public legal authority (all of the foregoing, the "Registered Intellectual Property").
---------------------------------

          (c) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (d) The contracts, licenses and agreements listed in Exhibit F include
                                                               ---------
all contracts, licenses and agreements, to which the Company is a party with respect to any Intellectual Property with a value or cost in excess of $25,000, other than "shrink wrap" and similar commercial end-user licenses.

          (e) The contracts, licenses and agreements listed in Exhibit F with
                                                               ---------
respect to Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements in Exhibit F. The Company is in
                                           ---------
compliance with, and has not breached any term of, such contracts, licenses and agreements listed in Exhibit F, and, to the knowledge of the Company or any
                     ---------
Company Shareholder, all other parties to such contracts, licenses and agreements listed in Exhibit F are in compliance with, and have not breached any
                     ---------
term of, such contracts, licenses and agreements. Following the Closing Date, Sub will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements listed in Exhibit F without the payment of
                                             ---------
any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (f) No person has any rights to use any of the Intellectual Property of the Company. The Company has not granted to any Person, or authorized any Person to retain, any rights in the Intellectual Property of Company.

          (g) The Company owns and has good and exclusive title to each item of Intellectual Property listed in Exhibit F, free and clear of any Lien; and the
                                ---------
Company owns, or has the right, pursuant to a valid contract to use or operate under, all other Intellectual Property of the Company.

          (h) The operation of the business of the Company as it currently is conducted, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of services, does not infringe or misappropriate the Intellectual Property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition.

          (i) The Company has not received notice from any person that the operation of the business of the Company, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any person, violates the rights of any person (including rights to privacy or publicity), or constitutes unfair competition.

          (j) The Company owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by the Company or under development by the Company and the performance of all services provided by the Company.

          (k) Exhibit F identifies specifically all contracts, licenses and
              ---------
agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by the Company or such other Person of the Intellectual Property rights of any other person.

          (l) There are no contracts, licenses and agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or any Company Shareholder regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (m) To the knowledge of the Company or any Company Shareholder, no person is infringing or misappropriating any of the Intellectual Property of Company.

          (n) There are no claims asserted against the Company or, to the knowledge of the Company or any Company Shareholder, against any customer of the Company, related to any product or service of the Company.

          (o) To the knowledge of the Company or any Company Shareholder, no Intellectual Property of Company or product or service of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company.

          (p) The Company has, and enforces, a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in the Company's standard forms and all current employees and contractors of the Company have executed such an agreement.

          (q) No (i) product, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company, constitutes obscene material, a defamatory statement or material, or violates any rights of publicity or privacy of any person.

     2.14 Agreements, Contracts and Commitments.
          -------------------------------------

          (a) The Company does not have, or is not bound by:

              (i)    any collective bargaining agreement,

              (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

              (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

              (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting, finders or marketing agreement, contract or commitment with a firm or other organization,

              (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

              (vi)   any fidelity or surety bond or completion bond,

              (vii) any lease of personal property having a value individually in excess of $50,000,

              (viii) any agreement of indemnification or guaranty, other than as set forth in agreements listed in Exhibit F,
                                  ---------

              (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

              (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $250,000,

              (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business as it is presently conducted,

              (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $50,000, including guaranties referred to in clause (viii) hereof,

              (xiii) any purchase order or contract for the purchase of materials or services involving $100,000 or more,

              (xiv)  any construction contracts,

              (xv) any distribution, joint marketing or development agreement, or

              (xvi) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without penalty within thirty (30) days.

          (b) The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, license or commitment to which it is a party, by which it benefits or by which it is bound (any such agreement, contract, license or commitment, a "Contract"), nor is the Company or any
                                    --------
Company Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any material Contract as are required thereunder in connection with the Merger so that all such Contracts will remain in effect without modification after the Closing.

     2.15 Interested Party Transactions.  To the actual knowledge of the Company
          -----------------------------
or any Company Shareholder, except with respect to transactions (i) with one party or a group of related parties with an aggregate value of less than $10,000 in any 12-month period or (ii) where the price of goods or services is not materially different than that which might reasonably occur, under all the circumstances, between knowledgeable parties arriving at a transaction price at arm's length, no officer or director of the Company, or any Company Shareholder (nor any relative of any of such persons, or any business or investment entity in which any of such persons has or had at the relevant time an interest), has or had at the relevant time, directly or indirectly, (i) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (ii) a beneficial interest in any Contract; provided
                                                        --------
that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

     2.16 Governmental Authorization.  Exhibit F accurately lists each consent,
          --------------------------   ---------
license, permit, grant or other authorization issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are
                     ----------------------
in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.17 Litigation.  There is no action, suit or proceeding of any nature
          ----------
pending, or to the knowledge of the Company or any Company Shareholder, threatened against the Company, its properties or any of its officers or directors, nor to the knowledge of the Company or any Company Shareholder is there any reasonable basis therefor. There is no investigation pending or, to the knowledge of the Company or all Company Shareholders threatened, against the Company, its properties or any of its officers or directors (nor, to the knowledge of the Company or all Company Shareholders, is there any reasonable basis therefor) by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

     2.18 Accounts Receivable.
          -------------------

          (a) The Company has made available to Parent a list of all accounts receivable of the Company as of the Balance Sheet Date ("Accounts Receivable"),
                                                         -------------------
along with the number of days that have elapsed since each invoice.

          (b) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with USGAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     2.19 Minute Books.  The minutes of the Company made available to counsel
          ------------
for Parent are the only minutes of the Company and contain an accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

     2.20 Environmental Matters.
          ---------------------

          (a) Hazardous Material.  The Company has not: (i) operated any
              ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PBS, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a

"Hazardous Material"), but excluding office and janitorial supplies properly and
-------------------
safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's or all Company Shareholders' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  The Company has not transported,
              ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has either the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  The Company currently holds all environmental approvals,
              -------
permits, licenses, clearances and consents (each an "Environmental Permit")
                                                     --------------------
necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's or the Company Shareholders' knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company Shareholders are not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.21 Brokers' and Finders' Fees; Third Party Expenses.  The Company has not
          ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Exhibit F sets forth
                                                            ---------
the principal terms and conditions of any agreement, written or oral, with respect to such fees. Exhibit F sets forth the Company's current reasonable
                      ---------
estimate of all Third Party Expenses (as such term is defined in Section 5.3) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.22 Employee Benefit Plans and Compensation.
          ---------------------------------------

          (a) For purposes of this Section 2.22, the following terms shall have the meanings set forth below:

              (i)  "Employee Plan" shall refer to any plan, program, policy,
                    -------------
practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any "Employee"
                                                                      --------
(as defined below), and pursuant to which the Company has or may have any material liability, contingent or otherwise; and

              (ii)  "Employee" shall mean any current, former, or retired
                     --------
employee, officer, or director of the Company.

              (iii) "Employee Agreement" shall refer to each employment,
                     ------------------
severance, consulting or similar agreement or contract between the Company and any Employee;

          (b) Schedule.  Exhibit F contains an accurate and complete list of
              --------   ---------
each Employee Plan and each Employee Agreement, together with a schedule of all accrued liabilities under each such Employee Plan (excluding accrued liabilities relating to the Healy Action). The Company does not have any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents.  The Company has provided to Parent: (i) correct and
              ---------
complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or related trust; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (v) all IRS determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Employee Plan; (vi)
                                 ---
if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; and (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company.

          (d) Employee Plan Compliance.  (i) The Company has performed all
              ------------------------
obligations required to be performed by them under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code; (ii) no "prohibited transaction,"
                                                    ----------------------
within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company or any Company Shareholder, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iii) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company, Parent or Sub (other than ordinary administration expenses typically incurred in a termination event); (iv) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Company Shareholder, threatened by the IRS or DOL with respect to any Employee Plan; and (v) the Company is not subject to any penalty or tax with respect to any Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans.  The Company does not now, nor has it ever,
              -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans.  At no time has the Company contributed to or
              -------------------
been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations.  No Employee Plan provides, or has
              ------------------------------
any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) No Conflicts.  The execution of this Agreement and the
              ------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (i) Employment Matters.  The Company (i) is in compliance with all
              ------------------
applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j) Labor.  No work stoppage or labor strike against the Company is
              -----
pending, or to the knowledge of the Company or any Company Shareholder, threatened. The Company is not involved in, nor to the knowledge of the Company or any Company Shareholder, is the Company, threatened with any labor dispute, grievance, or litigation relating to labor, safety, discrimination, or harassment matters involving any Employee, including, without limitation, charges of unfair labor practices, discrimination, or harassment complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company, Parent or Sub. The Company has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to the Company, Parent or Sub. The Company is not presently, or has in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.23 Insurance.  Exhibit F lists all insurance policies and fidelity bonds
          ---------   ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company and the Company Shareholders have no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.24 Compliance with Laws.  The Company has complied with, is not in
          --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.25 Warranties; Indemnities.  Exhibit F sets forth a summary of all
          -----------------------   ---------
warranties and indemnities relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company which differs therefrom in any material respect. Exhibit F also indicates all
                                            ---------
warranty and indemnity claims in excess of $50,000 made against the Company.

     2.26 Complete Copies of Materials.  The Company has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent as set forth on Exhibit H hereto.
                                             ---------

     2.27 Company Business Plan.  The Company has provided to Parent a detailed
          ---------------------
business plan (based on management's good faith projections believed to be reasonable) for the Company's planned operations during the twelve months following the Agreement Date which includes, without limitation, a description of the Company's capital requirements, staffing needs, and a pro forma income
                                                             ---------
statement (the "Company Business Plan").  The Company Business Plan is set forth
                ---------------------
as Exhibit I hereto.  Parent and Sub acknowledge and agree that the Company
   ---------
Business Plan contains certain forward looking statements which are based on a number of assumptions and are subject to significant uncertainties, and, therefore, that actual results of operations may vary significantly from projected results.

     2.28 Backlog Report.  The Company has provided to Parent a detailed and
          --------------
accurate list of all orders booked but not yet complete, giving the status of each order as of a recent date.

     2.29 Company Shareholder Certificate.  Each Company Shareholder signing
          -------------------------------
this Agreement has executed a certificate in substantial conformity with the Company Shareholder Certificate attached hereto as Exhibit J. Each such Company
                                                   ---------
Shareholder, severally and not jointly, hereby makes all of the representations and warranties set forth in such certificate as if such representations and warranties were set forth in full herein.

     2.30 Form S-4 Prospectus.  The Company delivered the prospectus contained
          -------------------
in Parent's Registration Statement on Form S-4, as amended, to each person or entity who holds Company securities prior to the disclosure of the proposed Merger to such person or entity.

     2.31 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Company or any of the Company Shareholders, nor any statement made in Exhibit F nor any certificate furnished by the Company nor any of the Company
   ---------
Shareholders at the closing pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     2.32 Opinion of Financial Advisors.  The Company has received the opinion
          -----------------------------
of BancAmerica Robertson Stephens & Co. (the "Company Financial Advisor") to the effect that, as of the date hereof the Exchange Ratio is fair to the stockholders of the Company; it being understood and agreed by Parent that such opinion has been rendered to the Board of Directors of the Company and is not for the benefit of, and may not be relied upon by Parent, its affiliates or Parent's stockholders.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      Parent and Sub represent and warrant to the Company as follows:

      3.1 Organization, Standing and Power.  Each of Parent and Sub is a
          --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own its properties and to carry on its business as now being conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent.

      3.2 Capital Structure.
          -----------------

          (a) The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 34,811,085 shares were outstanding as of March 31, 1998, and 1,000,000 shares of Preferred Stock, $0.001 par value, none of which is outstanding. Except as set forth in the prospectus contained in Parent's Registration Statement on Form S-4, as amended, there are no other options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend, or enter into any such option, warrant, call, right, commitment or agreement.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable.

          (c) The authorized capital stock of Sub consists 1,000 shares of Common, $0.001 par value, all of which are outstanding. There are no other options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Sub is a party or by which Sub is bound obligating Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Sub or obligating Sub to grant, extend, or enter into any such option, warrant, call, right, commitment or agreement.

          (d) The shares of Sub Common Stock are duly authorized, validly issued, fully paid and non-assessable.

      3.3 Authority.  Parent and Sub have all requisite corporate power and
          ---------
authority to enter into this Agreement and all other agreements required by the terms hereof to be entered into by Parent or Sub (the "Parent Ancillary
                                                       ----------------
Agreements") and to consummate the transactions contemplated hereby and thereby.
----------
The execution and delivery of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and the Parent Ancillary Agreements have been duly authorized, executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company and the Company Shareholders, constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      3.4 No Conflict.  The execution and delivery of this Agreement and the
          -----------
Parent Ancillary Agreements by Parent and Sub do not, and the consummation of the transactions contemplated hereby and thereby will not, result in a Conflict with (i) any provision of the respective Certificate of Incorporation or Bylaws of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, or license to which Parent or Sub or any of their assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Parent or Sub or their respective properties or assets.

      3.5 Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with Parent or Sub (so as not to trigger any Conflict), is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the Parent Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, including, without limitation, the pre-merger notification requirements of the HSR Act, and (ii) the filing of the Agreement of Merger with the Secretary of State of Delaware.

      3.6 Parent Financial Statements.  The financial statements of Parent
          ---------------------------
included in the prospectus contained in Parent's Registration Statement on Form S-4, as amended(the "Parent Financials"), are true and correct in all material
                     -----------------
respects and have been prepared in accordance with USGAAP applied on a basis consistent throughout the periods indicated and consistent with each other. Parent Financials present fairly in all material respects the financial condition, operating results and cash flows of Parent on a consolidated basis as of the dates and during the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end adjustments, which will not be material in amount or significance.

      3.7 SEC Filings.  Parent has filed all forms, reports and documents,
          -----------
together with all exhibits, required to be filed with the U.S. Securities and Exchange Commission ("SEC") since December 5, 1997, and has made available to
                      ---
the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "SEC Reports."
                                                                   -----------
The SEC Reports (i) as of their respective dates were prepared in accordance with the requirements of the Securities Act or the Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or, in the case of the SEC Reports filed under the Securities Act, when such filing became effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      3.8 Brokers' and Finders' Fees.  Parent has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby; except for any fees paid in connection with
                                     ------
the delivery of an opinion pursuant to Section 3.11.

      3.9 Complete Copies of Materials.   Parent has delivered or made available
          ----------------------------
true and complete copies of each document (or summaries of same) that has been requested by the Company or its counsel.

      3.10 Opinion of Financial Advisors.  Parent has received the opinion of
           -----------------------------
Dain Rauscher Wessels  (the "Parent Financial Advisor") to the effect that, as
                             ------------------------
of the date hereof, the Exchange Ratio is fair to the stockholders of the Company; it being understood and agreed by the Company that such opinion has been rendered to the Board of Directors of Parent and is not for the benefit of, and may not be relied upon by, the Company, its affiliates or the Company Shareholders.

      3.11 No Changes.  Since the date of the Parent's Registration Statement on
           ----------
Form S-4, as amended, there has not been, occurred or arisen any event or condition of any character that has or may have a Material Adverse Effect on Parent or its subsidiaries considered as a whole; except that
                                                  ------
fluctuations of any magnitude in the per share price of Parent Common Stock shall not constitute a Material Adverse Effect.

      3.12 Consideration.  Parent Common Stock issued in the Merger will be
           -------------
issued solely in exchange for the Company Capital Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Company Capital Stock. No consideration that could constitute "other property" within the meaning of
Section 356(b) of the Code is being transferred by Parent for the Company Capital Stock in the Merger.


                                 ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business of the Company.   During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (recognizing that the Company is aggressively expanding its business), to pay debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of present officers and key employees and preserve relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any commitment or transaction which (i) creates a capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $50,000; (ii) destroys, damages or results in the loss of any material assets, business or customer of the Company (whether or not covered by insurance); (iii) materially extends or modifies the terms of any agreement which (1) involves the payment of greater than $50,000 per annum or which extends for more than one year, (2) involves any payment or obligation to any affiliate of the Company other than in the ordinary course of business as conducted on that date and consistent with past practices, or (iv) involves the sale of any material assets;

          (b) Change any accounting method or practice (including any change in depreciation or amortization policies or rates) by the Company;

          (c) Sell, lease, license or otherwise dispose of material assets or properties of the Company, or create any security interest in such assets or properties except in the ordinary course of business as consistent with past practices;

          (d) Advance a loan to any person or entity, incur any indebtedness, guarantee any indebtedness, issue or sell of any debt securities of the Company or guarantee any debt securities of others; except for incurring trade debt or
                                            ------
making advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices;

          (e) Waive or release any right or claim of the Company, including a write-off or other compromise of any account receivable of the Company; except
                                                                        ------
for any waiver or release in connection with the Healy Action;

          (f) Change the price or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.13 hereof) to the Company; except where the maximum possible effect of such change will not exceed
         ------
an aggregate $2 million;

          (g) Amend or terminate any material contract, agreement or license to which the Company is a party or by which it is bound;

          (h) Except in the ordinary course of business, transfer to any person or entity any rights to the Intellectual Property of the Company;

          (i) Enter into or amend any agreement pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or services of the Company; except for agreements
                                                         ------
in the ordinary course of business which provide for the payment of commissions or finder's fees;

          (j) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate in a material way any of the agreements set forth or described in Exhibit F;
                          ---------

          (k) Commence any litigation; except in connection with the Healy
                                       ------
Action;

          (l) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor); except for
                                                                   ------
(i) securities issued in connection with the exercise of Company Options and the conversion of any Preferred Stock, and (ii) options granted for up to an aggregate 120,000 shares of Company Common Stock (including Company Options issued between the Balance Sheet Date and the Agreement Date) issued in the ordinary course of business and consistent with past practice (excluding any grants to the Principal Employees) in connection with hiring new employees or employment anniversary merit grants;

          (m) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or commit to the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities; except for (i) securities issued in
                                        ------
connection with the exercise of Company Options and the conversion of any Preferred Stock, and (ii) options granted for up to an aggregate 120,000 shares of Company Common Stock (including Company Options issued between the Balance Sheet Date and the Agreement Date) issued in the ordinary course of business and consistent with past practice (excluding any grants to the Principal Employees) in connection with hiring new employees or employment anniversary merit grants;

          (n) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (o) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (p) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

          (q) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the ordinary course of business and consistent with past practices;

          (r) Except in connection with the Healy Action, grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the
------
date hereof;

          (s) Adopt or amend any employee benefit plan or pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees; except in the ordinary
                                                      ------
course of business, consistent with past practice and in a manner which will not give rise to variable price accounting;

          (t) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (u) Except in connection with the Healy Action, pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Financial Statements (or the notes thereto) or incurred in the ordinary course of business and consistent with past practice subsequent to the date of the Financial Statements;

          (v) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (w) Enter into any strategic alliance or joint marketing arrangement or agreement; except for arrangements or agreements in the ordinary course of
              ------
business which provide for the payment of commissions or finder's fees;

          (x) Hire any new employee, terminate the employment of any existing employee, add any new consultant or contractor (or group of such consultants or contractors) with annual compensation in excess of $100,000, terminate the relationship with any existing consultant or contractor, or fail to take any of the aforementioned actions if requested by Parent; or

          (y) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (y) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

      4.2 No Solicitation.  The Company agrees that from the date hereof until
          ---------------
the Effective Time or the termination of this Agreement pursuant to Section 8.1 hereof, the Company will not, directly or indirectly, through any officer, director, affiliate or agent of the Company, or otherwise, solicit, initiate, entertain, or encourage any proposals or offers from any person other than Parent or its affiliates (a "third party") relating to any possible acquisition of the Company or its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) (an "Alternative Acquisition"),
                                                     -----------------------
or engage in any recapitalization or sale of any equity interest in or sale or assignment of substantial assets of the Company or its subsidiaries (other than pursuant to the exercise of options outstanding on the date hereof or granted following the date hereof in compliance with (i) this Agreement or (ii) Parent's written permission) to a third party (an "Equity Transaction"); nor will the
                                          ------------------
Company, directly or indirectly, through any officer, director, affiliate or agent of the Company, participate in any negotiations regarding, or furnish to any third party any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any third party person to do or seek, any Alternative Acquisition or Equity Transaction (it being understood that the Company will provide only a "not interested at this time" answer in response to any such inquiry or proposal, and the Company shall notify Parent as soon as practicable of any such inquiry or proposal and the material terms thereof).


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

      5.1 Additional Agreements.  Each Company Shareholder agrees to abide by
          ---------------------
the covenants set forth in the Company Shareholder Certificate attached hereto as Exhibit J.
   ---------

      5.2 Confidentiality.  Unless otherwise required by law or any applicable
          ---------------
rule of a stock exchange or quotation system upon which a party's securities are listed (or are intended to be listed), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by the Company or the Company Shareholders unless approved by Parent prior to release, provided that such approval shall not be unreasonably withheld. Other than any Parent press release announcing the Merger, each of the parties hereto hereby agrees to keep all information or knowledge obtained pursuant to the negotiation and execution of this Agreement, or the effectuation of the transactions contemplated hereby, confidential;

provided, however, that the foregoing shall not apply to information or
--------  -------
knowledge which (i) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (ii) has been approved for use or disclosure by the other party (in writing), (iii) is or becomes generally known to the public and did not become so known through any violation of law or this Agreement by the non-disclosing party, (iv) is later lawfully acquired by such party from other sources, (v) is required to be disclosed by order of court or government agency after seeking any reasonably available protection against general disclosure or (vi) which is disclosed in the course of any litigation between any of the parties hereto; it being understood that the parties may disclose relevant information and knowledge to their respective employees and agents on a "need to know" basis, provided that the parties cause such employees and agents to treat such information and knowledge confidentially.

      5.3 Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (the "Third Party Expenses"), shall be the
                                       --------------------
obligation of the party incurring such fees and expenses; provided that, whether
                                                          --------
or not the Merger is consummated, Parent agrees to pay up to $500,000 of the Third Party Expenses incurred by the Company. The Company and the Company Shareholders agree that Parent shall have full recourse to the Escrow Fund (as defined in Section 7.2) for payment of all Third Party Expenses of the Company to the extent such expenses exceed the amount of the Estimated Third Party Expenses (excluding that portion of Estimated Third Party Expenses which have been subtracted from Total Consideration at the Effective Time).

      5.4 Post-Closing Employment of Company Employees.
          --------------------------------------------

          (a) Except as otherwise provided in this Agreement, Parent or Sub will at the Effective Time, offer to employ on an "at will" basis and subject to Parent's terms, conditions and policies of employment, each person who is employed by the Company immediately prior to the Effective Time. Except as provided in Section 5.14 hereof, nothing contained in this Section 5.4 is intended or shall be deemed to (a) require Parent or Sub to employ such persons for any fixed or pre-determined time after the Effective Time, or (b) confer upon any employee of the Company, past, present, or future, any rights of employment of any nature, it being understood and agreed that the provisions of this Section 5.4 are intended to set forth an agreement among Parent, Sub and the Company, and are not intended to benefit any persons not party to this Agreement, including such employees. Parent, Sub and the Company hereby agree to adopt the alternate procedure of Rev. Proc. 96-60 for purposes of employer payroll withholding.

          (b) In connection with hiring the Company's employees (the "New
                                                                      ---
Employees") as set forth in Section 5.4(a) above, as of the Effective Time,
---------
Parent shall grant to New Employees
incentive stock options (to the extent permissible under tax law) to purchase Parent Common Stock in the amount set forth opposite such New Employee's name on Exhibit K hereto (which may be provided at anytime prior to Closing, subject to
---------
Parent's approval which shall not be unreasonably withheld); provided that the
                                                             --------
aggregate amount of such grants shall equal (i) the aggregate number of shares of Parent Common Stock received by the New Employees in the Merger pursuant to
Section 1.6(b) plus (ii) the aggregate number of shares of Company Options held by the New Employees immediately prior to the Effective Time. The exercise price of each option shall be the closing sale price of Parent Common Stock as reported on the Nasdaq National Market at the close of business on the date on which the Effective Time occurs. Such options shall not be exercisable at the date of grant, but shall become exercisable as to (i) one-third (1/3) of the shares subject to such option on the one (1) year anniversary of the Effective Time and (ii) 1/36th of the shares subject to the option each month thereafter; provided, however, that no option shall become exercisable with respect to any
--------
shares at any time following the date that the New Employee to whom the option was granted ceases to be an employee or consultant of Parent (except as otherwise provided in Parent's option plan) (an "Employee Termination");
                                                 --------------------
provided further that the term of any such option shall expire if not exercised,
         -------
and to the extent not exercisable, 90 days after the date of the Employee Termination. Accordingly, any New Employee who receives an option must exercise it (but only to the extent then exercisable), if at all, within 90 days after an Employee Termination. Notwithstanding the foregoing, in the event of any Employee Termination due to the death or disability of the New Employee, the New Employee or his estate shall have 12 months to exercise the option to the extent it was exercisable on the date of the Employee Termination; thereafter, the option shall terminate as to any unexercised portion. The Company has informed each New Employee that such New Employee may be taxed under the Code on the difference between the fair market value of shares purchased pursuant to any exercised option less the exercise price paid on the date of any such exercise and that Parent may withhold any applicable taxes from New Employee's regular pay or, if insufficient, that New Employee will make any required withholding payment to Parent. The Company has informed each New Employee that there may be state or local tax due upon exercise of the option, and that any such tax is the obligation of the New Employee and not Parent. The terms of the options as described in this paragraph are subject to the terms of the form of option agreement attached hereto as Exhibit L.
                             ---------

          (c) Parent shall pay performance bonuses in the aggregate amount of up to $6 million pursuant to the terms set forth on Exhibit M.
                                                 ---------

      5.5 Access to Information.  The Company shall afford Parent and its
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements as promptly as practicable upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      5.6 Consents.  The Company and the Parent shall use their best efforts to
          --------
obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Exhibit F) so as to preserve all rights of, and
                           ---------
benefits to, the Company thereunder.

      5.7 FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

      5.8 Best Efforts.  Subject to the terms and conditions provided in this
          ------------
Agreement, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent
--------
or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

      5.9 Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, the Principal Shareholders, the Company Shareholders, Parent or Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however,
                                                            --------  -------
that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

      5.10 Tax-Free Reorganization.  The parties intend to adopt this Agreement
           -----------------------
and the Merger as a tax-free plan of reorganization under Section 368(a) of the Code. In connection therewith, each of the Company and Parent have executed certificates as of the Agreement Date substantially in the forms attached hereto as Exhibit O and Exhibit P, respectively. Except as may otherwise be required
   ---------     ---------
by law, the parties shall not take a position on any tax return inconsistent with this Section 5.10. From and after the Agreement Date, neither Parent, Sub nor the Company shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code.

      5.11 Employee Plans.  A list of the Company's Employee Plans is set forth
           --------------
in Section 5.11 of the Disclosure Schedule. The Company agrees to cause its 401(k) plan to terminate effective as of the day immediately preceding the Closing Date. Parent shall provide or shall cause the Surviving

Corporation to provide benefits to any employee of the Surviving Corporation which are not less favorable in the aggregate than the benefits provided to similarly situated employees of Parent and its affiliates, including without limitation, allowing such employees to contribute to the 401(k) plan offered by Parent the aggregate amount of funds contributed by such employee to the Company's 401(k) plan prior to the Merger.

      5.12 No Solicitation of Employees.  During the one (1) year period
           ----------------------------
following the date of the termination of this Agreement pursuant to Section 8.1 hereof, neither Parent nor the Company nor any of their respective representatives or subsidiaries shall (i) solicit, encourage or take any other action which is intended to induce any employee of either party to terminate their employment with such other party, or (ii) interfere in any manner with any contractual or employment relationship between such other party.
Notwithstanding the foregoing, neither of the following practices shall be deemed to be a violation of this Section 5.12: (1) general, non-targeted employment advertising; nor (2) solicitations made by independent executive search professionals in the absence of direction from either party as to specific employees.

      5.13 "Market Stand-Off" Agreement. Each Company Shareholder agrees that it
            ---------------------------
will not, without the prior written consent of Hambrecht & Quist LLC, offer, sell, pledge, hypothecate or otherwise dispose of any Parent Common Stock, options or warrants to acquire shares of Parent Common Stock or securities convertible into shares of Parent Common Stock or otherwise reduce such Company Shareholder's risk with respect to such Parent Common Stock during the 180-day period following the date of the prospectus for Parent's initial public offering (first saleable June 3, 1998).

      5.14 Employment Agreements.  Each of the Principal Employees shall have
           ---------------------
entered into an employment agreement with Parent and Sub.

      5.15 Request for Registration.  Parent shall provide the Company
           ------------------------
Shareholders the registration rights set forth on Exhibit N hereto.
                                                  ---------

      5.16 Conversion of Preferred Stock.  Each Company Shareholder holding
           -----------------------------
Preferred Stock agrees to convert such stock into shares of the Company's Common Stock immediately prior to the Effective Time.


                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

      6.1 Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; nor shall any applicable waiting period under the HSR Act relating to the Merger have failed to expire or been terminated.

          (b) Litigation.  There shall be no action, suit, claim or proceeding
              ----------
of any nature pending, or overtly threatened, against Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

      6.2 Additional Conditions to Obligations of Company and the Company
          ---------------------------------------------------------------
Shareholders.  The obligations of the Company and the Company Shareholders to
------------
consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date) and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of Parent.  Company shall have been provided with a
              ---------------------
certificate executed on behalf of Parent by its President to the effect that, as of the Effective Time:

              (i) all representations and warranties made by Parent and Sub in this Agreement are true and correct in all material respects; and

              (ii) all covenants and obligations in this Agreement to be performed by Parent or Sub on or before such date have been so performed in all material respects.

          (c) Claims.  There shall not have occurred any claims (whether or not
              ------
asserted in litigation) which may have a Material Adverse Effect on Parent.

          (d) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the business, assets (including intangible assets), financial condition, results of operations of Parent, taken as a whole since the date of the most recent balance sheet in the Parent Financials; except that
                                                                ------
fluctuations of any magnitude in the per share price of Parent Common Stock shall not constitute a material adverse change.

          (e) Tax Certificate.  The Company shall have been provided with a
              ---------------
certificate executed on behalf of Parent by its Chief Financial Officer substantially in the form attached hereto as Exhibit P.
                                             ---------

      6.3 Additional Conditions to the Obligations of Parent and Sub.  The
          ----------------------------------------------------------
obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of the Company, the Principal Shareholders and the Company Shareholders in this Agreement shall be true and correct in all material respects (without regard to any materiality condition in any relevant representation or warranty) on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of the Company and Company Shareholders.  Parent shall
              ---------------------------------------------------
have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

              (i) all representations and warranties made by the Company and the Company Shareholders in this Agreement are true and correct in all material respects; and

              (ii) all covenants and obligations in this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

          (c) Claims.  There shall not have occurred any claims (whether or not
              ------
asserted in litigation) which may have a Material Adverse Effect on the Company or the Surviving Corporation.

          (d) Third Party Consents.  Any and all waivers of any restrictions to
              --------------------
the business activity enumerated in Item 2.5, 2.6 or 2.11 (excluding the matter set forth in Section 2.17(2) of Exhibit F) shall have been obtained.
                                ---------

          (e) Company Shareholder Certificate.  All Company Shareholders that
              -------------------------------
sign this Agreement shall have executed and delivered to Parent a Company Shareholder Certificate in the form attached hereto as Exhibit J.
                                                       ---------

          (f) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of the Company since the Balance Sheet Date.

          (g) Company Shareholder Approval.  At least ninety percent (90%) of
              ----------------------------
all Company Shareholders overall, and all Company Shareholders who are also
                                  ---
employees of the Company, shall have approved this Agreement and the Merger and the transactions contemplated thereby, and no Company Shareholder who is an employee of the Company shall have exercised, or have any continuing right to exercise, appraisal, dissenters' or similar rights by virtue of the Merger.

          (h) Termination of Agreements.  The Company shall have provided
              -------------------------
evidence satisfactory to Parent and Sub of the termination of (A) all shareholders agreements, (B) all employment and severance agreements (other than (1) standard nondisclosure, nonsolicitation and similar proprietary information agreements or (2) in connection with the Healy Action) and (C) all indemnification agreements between the Company and any of the Company Shareholders, officers and directors of the Company, other than indemnity provided pursuant to the Company's Certificate of Incorporation or Bylaws.

          (i) Termination of 401(k) Plan.  The Company shall have terminated its
              --------------------------
401(k) plan.

          (j) Closing Date Balance Sheet and Expenses.  Parent shall have
              ---------------------------------------
received from the Company at least two (2) business days prior to the Closing Date the Company's balance sheet for the most recently concluded month and a written statement of the estimated amount of Third Party Expenses (as defined in
Section 5.3 hereof) as determined by the Company and the Company Shareholders in good faith and based on reasonable assumptions (the "Estimated Third Party
                                                     ---------------------
Expenses").
--------

          (k) Option Waiver Agreements.  Seventy-five percent (75%) of the
              ------------------------
optionees holding options to purchase shares of the Company's Common Stock immediately prior to the Effective Time (including all of the top twelve management team members) shall have at least fifty percent (50%) of the shares subject to their options to purchase Parent Common Stock subject to vesting immediately following the Effective Time.


                                  ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

      7.1 Survival of Representations and Warranties.  All of the Company's, the
          ------------------------------------------
Principal Shareholders' and the Company Shareholders' representations and warranties in this Agreement or in any certificate delivered pursuant to this Agreement at the Closing shall terminate on the date fifteen (15) months subsequent to the Effective Time; provided, however, that the representations
                                  --------  -------
and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 hereof or relating to environmental laws or matters set forth in Section 2.20 hereof, shall survive until 90 days following the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax or environmental laws or matters. All of Parents' and Sub's representations and warranties contained herein or in any certificate delivered pursuant to this Agreement at the Closing shall terminate on the date fifteen (15) months subsequent to the Effective Time.

      7.2 Escrow Arrangements; Set-off.
          ----------------------------

          (a) Escrow Fund.  Parent, Sub, the Company and the Shareholder
              -----------
Representative (as defined in Section 7.2(g)) acting on behalf of the Company Shareholders, hereby appoint Chase Mellon Shareholder Services as escrow agent (the "Escrow Agent") for purposes of the escrow arrangement set forth in this
      ------------
Section 7.2. As partial security for the indemnity provided for in Section 7.3, at the Effective Time, the Shareholder Representative, acting on behalf of the Company Shareholders shall deposit with the Escrow Agent fifteen percent (15%) of the shares to which each such Company Shareholder is entitled pursuant to
Section 1.6(b) in the name of the appropriate shareholders (plus any additional shares that may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) (the "Escrow
                                                                    ------
Amount").  "Escrow Fund" shall mean the aggregate Escrow Amounts.  No action
------      -----------
shall be required by any Company Shareholder in connection with the Escrow Fund which shall be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

          (b) Escrow Period; Distribution upon Termination of Escrow Periods.
              --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the fifteen (15) month anniversary of the Effective Time (the "Escrow Period"), at which time all shares and amounts therein shall be released
--------------
and delivered to the Company Shareholders; provided, however, that if at such
                                           --------  -------
time there are any claims that have been identified in Officer's Certificates (as defined below) and which remain unresolved, in which case an amount equal to the aggregate dollar amount of such claims (as shown in said Officer's Certificates) shall be retained by the Escrow Agent in the Escrow Fund pending the resolution of such claims, and the balance, if any, delivered to the Company Shareholders. As soon as all such unresolved claims have been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of the Escrow Fund to the Company Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

          (c)  Protection of Escrow Fund.
               -------------------------

              (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

              (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have
------------
not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

              (iii) Each Company Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d) Claims Upon Escrow Fund.  Upon receipt by the Escrow Agent at any
              -----------------------
time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate") (i) stating that Parent has
                           ---------------------
paid or accrued Losses, and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or accrued, or the basis for such anticipated liability, and the nature of the indemnification claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund having an aggregate value equal to such Losses.

          (e) Objections to Claims.  At the time of delivery of any Officer's
              --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative (as defined in subsection (g) below) and for a period of 45 days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such 45-day period, the Escrow Agent shall make delivery of the appropriate amount from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 45-day period.

          (f) Disposition of Escrow Fund After Objection.  If the Shareholder
              ------------------------------------------
Representative objects to the claim made in an Officer's Certificate, Escrow Agent shall distribute that portion of the Escrow Fund covered by the claim to which the Shareholder Representative has objected only in accordance with (i) joint written instructions of Parent and the Shareholder Representative or (ii) a final non-appealable court order or arbitrator's judgment.

          (g)  Shareholder Representative.
               --------------------------

              (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Company Shareholder, Richard Ganong shall be appointed as agent and attorney-in-fact (the "Shareholder Representative")
                                                 --------------------------
for each Company Shareholder, for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of payments from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholders from time to time upon not less than 30 days prior written notice to Parent; provided that the Shareholder
                                                  --------
Representative may not be removed unless a majority-in-interest of the Company Shareholders agree to such removal and to the identity of the substituted agent. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for services as such. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the Company Shareholders or their permitted transferees.

              (ii) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Company Shareholders shall severally indemnify the Shareholder Representative and hold him or her harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

          (h) Actions of the Shareholder Representative.  A decision, act,
              -----------------------------------------
consent or instruction of the Shareholder Representative shall constitute a decision of all the Company Shareholders and shall be final, binding and conclusive upon each of such Company Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

          (i)  Escrow Agent's Duties.
               ---------------------

              (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

              (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

              (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

              (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

              (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by such Escrow Agent in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

              (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

              Furthermore, the Escrow Agent may at its option, file an action of interpleader, in arbitration or otherwise, as the circumstances may require, requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

              (vii) Subject to Section 7.2(j) below, the parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of the Escrow Agent's duties under this Agreement, including but not limited to any litigation arising from this

Agreement or involving its subject matter other than arising out of its gross negligence or willful misconduct.

              (viii) The Escrow Agent may resign at any time upon giving at least 30 days written notice to the parties to this Agreement; provided,
                                                               --------
however, that no such resignation shall become effective until the appointment
-------
of a successor escrow agent which shall be accomplished as follows. The parties shall use their best efforts to agree on a successor escrow agent within 30 days after receiving such notice. If Parent and the Shareholder Representative fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (j) Fees.  All fees of the Escrow Agent for performance of its duties
              ----
hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties hereto request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

      7.3 Indemnity.
          ---------

          (a) The Company Shareholders, severally and not jointly (on a pro rata basis as determined by the percentage of total consideration received by each such Company Shareholder in the Merger), hereby agree to indemnify and hold Parent harmless against and in respect of any loss, cost, expense, claim, liability, deficiency, judgment or damage for which insurance proceeds fail to compensate in their entirety (hereinafter, individually, a "Loss," and
                                                            ----
collectively, "Losses") incurred by Parent (i) as a result of any inaccuracy in
               ------
or breach of a representation or warranty of the Company or any of the Company Shareholders contained in this Agreement, any closing certificate or any instrument delivered by the Company or any of the Company Shareholders at the Closing, or (ii) any failure by the Company or the Company Shareholders to perform or comply with any covenant contained in this Agreement or any shareholder certificate or (iii) as a result of any claims, demands, actions, causes of action, rights of subrogation, suits, damages, liabilities, loss or expense of any nature whatsoever (without regard to whether such is contingent or absolute, known or unknown on the Agreement Date) relating to or brought by Cornelius Healy (or his successors, agents or assigns) against the Company, Parent or Sub (the "Healy Action"), except for amounts which have been
                    ------------    ------
previously subtracted from Total Consideration at the Effective Time. Parent may not assert any claims against the Escrow Fund unless and until Notices (as such term is defined in paragraph (d) below) identifying Losses, which in the aggregate exceed $250,000 (the "Basket Amount"), have been delivered to the
                                    -------------
Escrow Agent as provided in paragraph (d) below, in which case Parent shall be entitled to recover all Losses including the Basket Amount; provided, however,
                                                            --------  -------
with respect to (i) that portion of Third Party Expenses which are payable to Parent pursuant to Section 5.3, or (ii) any Losses relating to the Healy Action, the aforementioned $250,000 Basket Amount shall not be applicable for purposes of claims of Losses against the Escrow Fund. The Company Shareholders shall not have any right of contribution from the Company with respect to any Loss claimed after the Effective Time by Parent or Sub.

          (b) Parent hereby agrees to indemnify and hold the Company Shareholders and the Company, its subsidiaries, directors, officers and agents harmless against and in respect of any Loss incurred by the Company, its subsidiaries, officers, directors and agents as a result of any inaccuracy in or breach of a representation or warranty of Parent contained in this Agreement or in any certificate delivered by Parent or Sub pursuant to this Agreement at the Closing or any failure by Parent to perform or comply with any covenant contained in this Agreement.

          (c) Expiration of Indemnification.  The indemnification obligations
              -----------------------------
under this Section 7.3 shall terminate at 5:00 p.m., Pacific Time, on the fifteen (15) month anniversary of the Agreement Date, but shall not terminate as to any Loss (i) asserted in good faith in writing prior to such date in accordance with Section 7.3(d) below or (ii) arising from the Healy Action;

provided, however, that the indemnification obligations imposed by this
--------  -------
Agreement for breach of the representations and warranties with respect to Taxes (Section 2.10) and environmental laws (Section 2.20) shall survive until the expiration of the applicable statute of limitations, if any.

          (d) Procedure for Indemnification.  In the event that either party
              -----------------------------
shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article VII, the indemnified party shall assert a claim for indemnification by written notice (a "Notice") to Parent, the Surviving Corporation or the Shareholder
 ------
Representative, as the case may be, briefly stating (i) that the party delivering the Notice has paid or accrued Losses and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. The indemnified party shall provide the other party on request all information and documentation reasonably necessary to support and verify any Losses which the indemnified party believes give rise to a claim for indemnification hereunder and shall give reasonable access to all books, records and personnel in the possession or under the control of that party which would have bearing on such claim.

          (e) Actions Against Company Shareholders.  In the event that the
              ------------------------------------
Company Shareholders shall become obligated to indemnify Parent for any amount pursuant to Section 7.3 hereof, the Company Shareholders may satisfy such obligation by either (i) making payment to Parent in cash by wire transfer of the amount owed, or (ii) delivering (or causing the Escrow Agent to deliver) shares of Parent Common Stock, duly endorsed or with stock powers attached which have been endorsed in blank.

          (f) Valuation of Parent Common Stock.  For the purpose of determining
              --------------------------------
the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund or to be delivered in satisfaction of an indemnification obligation pursuant to Section 7.3 hereof, the price per share of such shares shall be the price of Parent Common Stock used in calculating the Exchange Ratio at the Adjustment Date.

          (g) Resolution of Conflicts; Arbitration.
              ------------------------------------

              (i) In the event of any dispute among the parties in connection with this Agreement, including without limitation, disputes over a claim pursuant to this Section 7.3, the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respec tive parties with respect to each of such claims. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If any claim against the Escrow Fund was sought, such memorandum shall be furnished to the Escrow Agent and the Escrow Agent shall be entitled to rely on any such memorandum and make payment out of the Escrow Fund in accordance with the terms thereof.

              (ii) If no such agreement can be reached after good faith negotiation (or in any event after 60 days from the date of the Officer's Certificate or Notice, as the case may be), either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate or Notice shall be binding and conclusive upon the parties to this Agreement. Notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The arbitrators shall not be empowered to award punitive or consequential damages.

              (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the rules then in effect of the American Arbitration Association. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          (h)  Third-Party Claims.
               ------------------

              (i) Promptly after receipt by an indemnified party of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard before or otherwise involving any court, governmental agency or entity or arbitrator (a "Proceeding") against
                                                           ----------
it, such indemnified party will, if a claim is to be made against an indemnifying party under this Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

              (ii) If any Proceeding referred to in Section 7.3(h)(i) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of any law, statute, ordinance, regulation or ruling or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within twenty (20) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

              (iii) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its prior written consent (which may not be unreasonably withheld).

      7.4 Exclusive Remedy.  Except for fraudulent representations, warranties
          ----------------
or mistatements or as otherwise provided in this Agreement, Parent's recovery for any breach of a representation or warranty by the Company or any Company Shareholder shall be limited to amounts recoverable pursuant to the indemnification provisions of this Section 7. The maximum amount Parent may recover from the Company Shareholders pursuant to the indemnity set forth in this Article VII shall be limited to the aggregate amount of $25 million (including the Escrow Amount); provided, however, that there shall be no limit
                               --------  -------
as to the maximum amount Parent may recover from the Company Shareholders pursuant to the indemnity set forth in this Article VII with respect to Losses related to the Healy Action.


                                  ARTICLE VII

                      TERMINATION, AMENDMENT, WAIVER AND
                         CONSENT TO STOCKHOLDER ACTION

      8.1 Termination.  Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned prior to the Effective Time:

          (a) by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has failed to occur during the sixty-day period following the Agreement Date and the Merger has received federal regulatory approval pursuant to the HSR Act; (ii) the Effective Time has failed to occur prior to July 31, 1998; (iii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iv) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company, or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of Sub or Parent as a result of the Merger;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Company Shareholders and such breach has not been cured within ten (10) calendar days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if neither it, the Principal Shareholders nor the Company Shareholders are in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within ten (10) calendar days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured); or

          (f) by Parent if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement.

          (g) by the Company if an event having a Material Adverse Effect on Parent shall have occurred after the date of this Agreement; except that
                                                             ------
fluctuations of any magnitude in the per share price of Parent Common Stock shall not constitute a Material Adverse Effect.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      8.2 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that the provisions of Sections 5.2, 5.3, 5.12 and
             -------- -------
8.2 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

      8.3 Amendment. Except as is otherwise required by applicable law after the
          ---------
Company Shareholders approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      8.4 Extension; Waiver.   At any time prior to the Effective Time, Parent
          -----------------
and Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      8.5 Stockholder Consent.  By the execution and delivery of this Agreement,
          -------------------
the Company Shareholders hereby consent without a meeting of Company Shareholders (pursuant to Section 228 of the Delaware General Corporation Law) to the execution and delivery of this Agreement by the Company and the taking of all actions contemplated herein, including the Merger.

                                  ARTICLE IX

                              GENERAL PROVISIONS

      9.1 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

               USWeb Corporation
               2880 Lakeside Drive
               Santa Clara, California  95054
               Attention:     Chief Financial Officer
               Telecopy No.:  (408) 987-3240

               with a copy to:

               Wilson Sonsini Goodrich & Rosati,
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California  94304
               Attention:     Mark Bonham
               Telecopy No.:  (650) 493-6811

          (b) if to Company, to a Company Shareholder to:

               c/o Gray Peak Technologies, Inc.
               733 3rd Avenue, 7th Floor
               New York, NY  10017
               Attention:     Ari Horowitz
                              Chief Financial Officer
               Telecopy No.:  (212) 301-2201
               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY  10153
               Attention:     Arthur P. Jacobs, Esq.
                              Mark Stein, Esq.
               Telecopy No.:  (212) 310-8007

      9.2 Interpretation.  The words "include," "includes" and "including" when
          --------------              -------    --------       ---------
used herein shall be deemed in each case to be followed by the words "without
                                                                      -------
limitation."  The table of contents and headings contained in this Agreement are
----------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.3 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.4 Entire Agreement; Assignment.  This Agreement and Exhibits hereto and
          ----------------------------
the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder.

      9.5 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      9.6 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      9.7 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal court within the County of San Francisco, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      9.8 Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, Parent, Sub, the Company, the Principal Shareholders and the Company Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                    USWEB CORPORATION


                                    By:_____________________________________

                                    Name:___________________________________

                                    Title:__________________________________


                                    USWEB ACQUISITION CORPORATION 121


                                    By:_____________________________________

                                    Name:___________________________________

                                    Title:__________________________________


                                    GRAY PEAK TECHNOLOGIES, INC.


                                    By:_____________________________________

                                    Name:___________________________________

                                    Title:__________________________________


                                    ESCROW AGENT


                                    By:_____________________________________

                                    Name:___________________________________

                                    Title:__________________________________




           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                    PRINCIPAL SHAREHOLDERS AND
                                         COMPANY SHAREHOLDERS:


If an individual:                   _______________________________________
                                    Signature

                                    _______________________________________
                                    Print Name



If an entity:                       _______________________________________
(if multiple entities, please       Print Shareholder Name
attach additional pages
as necessary)                       By:____________________________________

                                    Name:__________________________________

                                    Title:_________________________________



           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]